Exhibit 10.34

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (this “Agreement”) is made as of this 19th day of December, 2002 (the “Effective Date”), by and between JOLLY KNOLLS, LLC, a Maryland limited liability company (“Seller”), and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (“Buyer”).

Background

Seller is the owner in fee simple of that certain parcel of land known as “Cedar Knolls” (the “Land”), located in Anne Arundel County, Maryland (the “County”), within “The National Business Park” (“National Business Park”), and containing approximately 108.183 acres.  The Land is more particularly shown on the plats entitled “The National Business Park Phase 4 Formerly Cedar Knolls Property Previously Recorded in Liber 9138, folio 677”, consisting of plats 1 through 7 and recorded among the Land Records at Plat Book 246, pp. 23 through 29, plats 12850 through 12856 (collectively, the “Subdivision Plat”).

Under the Subdivision Plat, the Land has been divided into two phases.  The first phase is that portion of the Land which has been subdivided into eight (8) Lots, numbered 21 through 25 and 30 through 32, inclusive, on the Subdivision Plat.  Lots Nos. 21-25 and 30-32 are herein referred to collectively as the “Lots” and individually, as a “Lot”.  The second phase is that portion of the Land which is shown on plat 5 of the Subdivision Plat as the “Reserve Parcel”.  The Land, as described on the Subdivision Plat, also contains (i) roadways to be dedicated to the County with an aggregate acreage of approximately 3.784 acres (the “Roadways”); (ii) three (3) open space parcels with an aggregate acreage of approximately 17.339 acres (each individually, an “Open Space Parcel”, and collectively the “Open Space Parcels”); and (iii) a flood plain area comprising approximately 1.192 acres (the “Flood Plain Area”).

All of the Land has been annexed and is subject to the Declaration (as hereinafter defined).  The Lots as now subdivided will be permitted under applicable law to have a total FAR (as hereinafter defined) of approximately 900,000 square feet.  It is anticipated that if the Reserve Parcel is subdivided it will have a total FAR of not less than 350,000 square feet.

Seller desires to sell the Property (as hereinafter defined in Section 2) to Buyer and Buyer desires to purchase the Property from

Seller, upon the terms, covenants and conditions set forth in this Agreement.

Agreements

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Buyer, the parties hereto covenant and agree as follows:

SECTION 1.  DEFINITIONS.  As used herein, the following terms shall have the meanings indicated:

“Additional Guaranty” is defined in Subsection 3.1.2.

“Alternative Sale Structure” is defined in Section 2.

“Assignment Agreement” means the agreement by and among Seller, Arbitrage Land Limited Partnership “(“Arbitrage”), Jolly Acres Limited Partnership (“Jolly Acres”) and Corporate Office Properties, L.P., in recordable form, in which Seller, Arbitrage and Jolly Acres shall assign to Corporate Office Properties, L.P., jointly and severally and non-exclusively with Seller, their rights as “Declarant” under the Declaration, and Arbitrage and Jolly Acres, the remaining two Declarants under the Declaration.  The Assignment Agreement shall be in the form attached hereto as Exhibit G-1.

“Assignment of Member Interests” is defined in Section 2.

“Association” means the Maryland nonprofit corporation organized or to be organized pursuant to the Declaration.

“Closing Dates” means, collectively, the First Closing Date and the Second Closing Date.

“Closing Statement” is defined in Subsection 5.3.5.

“Closings” means, collectively, the First Closing and the Second Closing.

“Completion of the Ponds” means the Seller’s completion of the three ponds referenced in the Mass Grading Permit for purposes of sediment control, two of which ponds have been completed as sediment control ponds as of the Effective Date and the third of which ponds will be completed by Seller as a sediment control pond and may be located offsite on Lot 17R.

“COPT” means Corporate Office Properties Trust, a Maryland real estate investment trust.

“County” is defined above in the Background Section.

“Declaration” means the Declaration of Covenants, Conditions and Restrictions dated April 21, 2000 and recorded among the Land Records of the County at Liber 9853, folio 591, as amended by a First Amendment to Declaration of Covenants, Conditions and Restrictions dated July 6, 2001 and recorded among the Land Records of the County at Liber 11048, folio 310.

“Deed of Trust” is defined in Subsection 3.1.2.

“Default Rate” means an annual interest rate equal to the greater of (i) fifteen percent (15%); and (ii) eight percent (8%) in excess of the prime rate as announced from time to time in the “Money Rates” section of the Wall Street Journal.

“Easement Agreement” means that easement agreement in recordable form, granting to Seller, its successors and assigns, a non-exclusive perpetual easement for vehicular and pedestrian access, ingress and egress over the Roadways to allow for access to and from the Reserve Parcel to public roadways.  In addition, the Easement Agreement shall grant to Seller, its successors and assigns, an easement to install, maintain, operate and replace utility lines, cables, conduits and other utility lines for utility service for any portion of the Reserve Parcel.  The Easement Agreement shall be in the form attached hereto as Exhibit E.

“EDUs” are defined in Subsection 6.2.

“Environmental Feasibility Period” means that period of time commencing on the Effective Date and ending thirty (30) days thereafter.

“Existing Title Information” means the Commonwealth Land Title Insurance Policy No. 207-875508, dated April 23, 1999, as updated by a letter dated November 15, 2002 from Commonwealth Land Title Insurance Company, copies of which are attached as Exhibit F.

“FAR” means the square footage of floor area of a Structure determined in accordance with Article 28, Section 1-106 (a) of the Anne Arundel County Zoning Code in effect from time to time.  As of the Effective Date, the “floor area” is defined by such section to mean “the sum of the gross horizontal areas, other than parking areas not part of the structure, of all stories of a structure measured from the exterior faces of the exterior walls or from the centerline of party walls, including all basement floors, interior balconies or mezzanines, elevator shafts, stairwells, and enclosed porches and the floor area of each accessory structure located on the same lot….”

“FAR Covenant” means a covenant in the form attached as Exhibit C-1 hereto which shall provide that from and after the First Closing Date, except as otherwise provided in the FAR Covenant, the total FAR for Phase One may not be increased in excess of 900,000 (the “Cumulative FAR Amount”).

“Financing Statement” means a UCC-1 financing statement in form and content reasonably satisfactory to Seller, perfecting Seller’s security interest in those items secured by the Deed of Trust or IDOT, as applicable, and required or permitted to be perfected by a financing statement.

“First Closing” is defined in Subsection 5.1.1.

“First Closing Date” means January 24, 2003, or on such earlier date and time designated by Buyer by written notice to Seller given not less than five (5) days prior to such date.

“Flood Plain Area” is defined above in the Background Section.

“Guaranty” is defined in Subsection 3.1.2.

“Hotel Covenant” means a covenant to be included in each deed for the Property (whether a deed to the Buyer or, if the Alternative Sale Structure is used, any Deed to Newco1 or Newco2) which provides that prior to December 29, 2005, the portion of the Property conveyed by such deed shall not be developed or used for hotel uses.

“IDOT” is defined in Section 3.1.2.

“Land” is defined above in the Background Section.

“Land Records” means the Land Records of Anne Arundel County, Maryland.

“Lot” and “Lots” are defined above in the Background Section.

“Mass Grading Permit” means the mass grading permit NBR 302008668 from Anne Arundel County Planning and Code Enforcement to Seller (listed as Jolly Knolls Ltd Liability Company) in connection with the installation of three (3) ponds and mass grading, a copy of which permit is attached hereto as Exhibit L.

“Mass Grading Permit Holder” means the Seller (listed as Jolly Knolls Ltd Liability Company on the Mass Grading Permit).

“Mass Grading Permit Collateral” means all bonds and letters credit posted or delivered by Seller to the County to secure the obligations under the Mass Grading Permit, including, but not limited to, the Grading & Sediment Control Bond No. 929203095  dated November 20, 2001 from Seller, as principal, and National Fire Insurance Company of Hartford, as surety, in the amount of $1,001,784.10 for the benefit of the County.

“Modification Agreement” means an agreement modifying the Cumulative FAR Amount under the FAR Covenant, which is entered into pursuant to the provisions of Section 3 of the FAR Covenant.

“National Business Park” is defined above in the Background Section.

“Newco1” is defined in Section 2.

“Newco1 Deed” means the deed from Seller to Newco1, which will be used only if the Alternative Sale Structure is utilized with respect to the First Closing.  The Newco1 Deed shall be in the form attached hereto as Exhibit K.

“Newco2” is defined in Section 2.

“Non-Feasibility Notice” is defined in Subsection 4.1.

“Note” is defined in Subsection 3.1.2.

“Open Space Parcel” is defined above in the Background Section.

“Permitted Exceptions” means the following:  (a) all real estate taxes and assessments, both general and special, not yet due and payable as of the First Closing Date or Second Closing Date, as applicable, (b) zoning ordinances and subdivision regulations, (c) all matters of public record, including all matters set forth on the Existing Title Information except for Title Defects that Seller agrees to correct pursuant to Subsection 5.2.3 below; (d) all matters that would be revealed by a true and accurate survey, including all matters set forth on the Existing Title Information, except for Title Defects that Seller agrees to correct pursuant to Subsection 5.2.3 below; (e) the FAR Covenant, (f) any other title matters approved or deemed approved by Buyer in accordance with this Agreement; (g) the Hotel Covenant, (h) the Easement Agreement, (i) matters that result from acts of Buyer, (j) the Declaration, (k) such other matters as may reasonably be required by the County or other applicable governmental authorities, including but not limited to a subdivision plat, in connection with the subdivision of the Reserve Parcel, (l) easements, covenants and other matters of title entered into after the Effective Date by Seller and/or by the Association that are reasonably necessary in connection with the subdivision, development, construction, operation or ownership of the Property, provided such matters of title do not materially and adversely affect the use of any Lot for its intended purpose, and (m) the Second FAR Covenant.

“Phase 1 Environmental Assessment” is defined in Subsection 4.1.

“Phase One” means, collectively, the Lots, the Roadways, the Open Space Parcel and the Floodplain Area.

“Phase One Deed” means the deed to Buyer referred to in Section 5.3.1 or the Newco1 Deed, as applicable.

“Phase One Loan Documents” means the Note, the Guaranty, Financing Statement, Deed of Trust, the FAR Covenant, the Second FAR Covenant, and any certificates, assignments, and other documents executed in connection herewith or therewith, and all current and future supplements, amendments and attachments thereto.  If the Alternative Sale Structure is used, the Loan Documents shall include the Additional Guaranty and IDOT.

“Phase One Opinion Letter” means an opinion of counsel with respect to the existence of the Buyer and COPT, the Buyer’s and COPT’s authorization of the Phase One Loan Documents, the due execution and enforceability of the Phase One Loan Documents.  The Phase One Opinion Letter shall be in the form attached hereto as Exhibit I-1.

“Phase One Purchase Price” is Twenty Million Nine Hundred Ninety-Three Thousand One Hundred Forty-Six Dollars ($20,993,146).

“Phase One Purchase Price Balance” means Eighteen Million Four Hundred Thirty-Three Thousand Eighty-Three Dollars and Zero Cents ($18,433,083.00), which is the balance of the Phase One Purchase Price, after payment by Buyer to Seller of the Phase One Purchase Price Initial Payment.

“Phase One Purchase Price Initial Payment” is Two Million Five Hundred Sixty Thousand Sixty-Three Dollars and Zero Cents ($2,560,063.00).

“Property” is defined in Section 2.

“Reserve Parcel” is defined above in the Background Section.

“Reserve Parcel Additional Guaranty” is defined in Subsection 3.2.2.

“Reserve Parcel Deed of Trust” is defined in Subsection 3.2.2.

“Reserve Parcel Financing Statement” means a UCC-1 financing statement in form and content reasonably satisfactory to Seller, perfecting Seller’s security interest in those items secured by the Reserve Parcel Deed of Trust or Reserve Parcel IDOT, as applicable, and required or permitted to be perfected by a financing statement.

“Reserve Parcel Guaranty” is defined in Subsection 3.2.2.

“Reserve Parcel IDOT” is defined in Subsection 3.2.2.

“Reserve Parcel Loan Documents” means the Reserve Parcel Note, the Reserve Parcel Guaranty, Reserve Parcel Financing Statement, Reserve Parcel Deed of Trust, the FAR Covenant, the Second FAR Covenant and any certificates, assignments, and other documents executed in connection herewith or therewith, and all current and future supplements, amendments and attachments thereto.  If the Alternative Sale Structure is used, the Reserve Parcel Loan Documents shall include the Reserve Parcel Additional Guaranty and Reserve Parcel IDOT.

“Reserve Parcel Note” is defined in Subsection 3.2.2.

“Reserve Parcel Opinion Letter” means an opinion of counsel with respect to the existence of the Buyer and COPT, the Buyer’s and COPT’s authorization of the Reserve Parcel

Loan Documents, the due execution and enforceability of the Reserve Parcel Loan Documents.  The Reserve Parcel Opinion Letter shall be in the form attached hereto as Exhibit I-2.

“Reserve Parcel Purchase Price” is Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000.00), which dollar amount shall increase at the rate of 3% per annum after October 1, 2002.  As an example, if the Second Closing occurs on June 2, 2003, then the Reserve Parcel Purchase Price shall be $8,925,479.45, calculated as follows:  (a) $8,750,000.00, plus (b) $8,750,000.00 multiplied by three percent (3%) times 244/365 days.

“Reserve Parcel Purchase Price Balance” is the sum of the Reserve Parcel Purchase Price less the Reserve Parcel Purchase Price Initial Payment.

“Reserve Parcel Purchase Price Initial Payment” is that product which equals twenty percent (20%) of the Reserve Parcel Purchase Price.  As an example, if the Reserve Parcel Purchase Price is $8,925,479.45, then the Reserve Parcel Purchase Price Initial Payment shall be $1,785,095.89.

“Roadways” is defined above in the Explanatory Statement.

“Second Assignment Agreement” means the agreement by and among Seller, Arbitrage, Jolly Acres and Corporate Office Properties, L.P. in recordable form, in which Seller, Arbitrage and Jolly Acres shall assign to Corporate Office Properties, L.P., all their remaining rights as “Declarant” under the Declaration.  The Assignment Agreement shall be in the form attached hereto as Exhibit G-2.

“Second Closing” is defined in Subsection 5.1.1.

“Second Closing Date” means that date which is sixty (60) days after the recordation of a subdivision plat by the County for the Reserve Parcel or on such earlier date and time designated by Buyer by written notice to Seller given not less than five (5) days prior to such date.  The subdivision plat for the Reserve Parcel shall subdivide the Reserve Parcel into one or more lots.  The Second Closing Date is anticipated to occur in June of 2003.

“Second FAR Covenant” means a covenant in the form attached as Exhibit C-2 hereto which shall provide that from and after the First Closing Date until the day immediately prior to the twentieth (20th) anniversary of the First Closing Date, except as otherwise provided in the Second FAR Covenant, the total FAR for Phase One and the Reserve Parcel in the aggregate may not be increased in excess of 1,300,000.

“Structure” means a building or other structure that, under applicable law, is included for purposes of determining the floor area ratio or other density calculation for allowable buildings on a Lot.

“Subdivision Plat” is defined above in the Background Section.

“Termination Notice” is defined in Subsection 4.3.

SECTION 2.  SALE AND PURCHASE.  Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, the Land, and all improvements thereon, and any and all rights, alleys, ways, waters, privileges, appurtenances and advantages, to the same belonging or in anyway appertaining (all of which are sometimes hereinafter collectively referred to as the “Property”).  The parties agree that in order to reduce the amount of transfer and recordation taxes which may be payable in connection with the transfer of the Property, Buyer may require that the sale be structured (herein, the “Alternative Sale Structure”) as a contribution of Phase One by the Seller to a newly formed limited liability company to be named Jolly COPT I, LLC (“Newco1”) pursuant to a deed in the form attached hereto as Exhibit K and as the contribution of the Reserve Parcel by the Seller to a newly formed limited liability company to be named Jolly COPT II, LLC (“Newco2”) pursuant to a deed substantially similar to the form attached hereto as Exhibit K immediately prior to the applicable Closing, and at the applicable Closing the Buyer shall purchase one hundred percent (100%) of the membership interests in Newco1 or Newco2, as applicable, from the Seller for the Phase One Purchase Price or Reserve Parcel Purchase Price, as applicable. The total cost of transfer and recordation taxes for transferring the Property to Newco1 and Newco2 shall be divided equally between Seller and Buyer and paid by them at the time of transfer.  If Buyer elects to use the Alternative Sale Structure, Buyer shall notify Seller at least ten (10) business days prior to the First Closing Date or Second Closing Date, as applicable, and the parties shall, in good faith and with all due diligence, negotiate and prepare the forms of the documents to be used in connection with the Alternative Sale Structure, which the parties anticipate being Articles of Organization, an Operating Agreement to be prepared by Buyer and an Assignment of Member Interests in the form attached hereto as Exhibit H (“Assignment of Member Interests”).  In the event the County, the State of Maryland or any other governmental authority attempts to impose, or imposes, any transfer, recordation or other taxes or charges on the transfer to Buyer of the membership interests in Newco1 or Newco2, or on the deed to Newco1 or Newco2, or on the recordation of the IDOT (whether at the time of recordation or thereafter), Seller and Buyer shall share and promptly pay equally, fifty percent (50%) by Seller and fifty percent (50%) by Buyer, any costs and expenses of defending such matter and paying any such transfer, recordation or other taxes or charges.  The provisions of this Section shall survive the Closings.

SECTION 3.  PURCHASE PRICE AND PAYMENT.

3.1.                              Payment of Phase One Purchase Price.  At the First Closing, the Phase One Purchase Price shall be payable by Buyer to Seller as follows:

3.1.1.                     Payment.  The Phase One Purchase Price Initial Payment shall be paid by a wire transfer of immediately available federal funds.

3.1.2.                     Note, Financing Statement, Guaranty and Deed of Trust.  The balance of the Phase One Purchase Price shall be paid by way of a Note (“Note”) from Buyer in the amount of the Phase One Purchase Price Balance, which Note shall provide for interest at the rate of three percent (3%), interest to begin accruing from October 1, 2002 (which date the parties acknowledge precedes the First Closing Date by more than three months), shall have a maturity date of December 31, 2007, and shall be in the form attached hereto as Exhibit A-1.  The Note shall be guaranteed by a Guaranty to Seller from COPT (the “Guaranty”), which Guaranty shall be in the form attached hereto as Exhibit A-2 and shall be secured by a Purchase Money Deed of Trust, Assignment of Leases and Rents and Security Agreement from the Buyer (the “Deed of Trust”) and by the Financing Statement.  The Deed of Trust shall be a first lien on Phase One, exclusive of Lot No. 21, and shall be in the form attached hereto as Exhibit A-3.  If the Alternative Sale Structure is used, the Note shall also be guaranteed by an additional guaranty (the “Additional Guaranty”) from Newco1 (following Seller’s transfer of its member interests therein), which Additional Guaranty shall be in substantially the same form as the Guaranty.  The Additional Guaranty shall be secured by an Indemnity Deed of Trust (“IDOT”) from Newco1, which IDOT shall be in substantially the same form as the Deed of Trust, except for any necessary changes to re-draft the Deed of Trust from a purchase money deed of trust to an IDOT and by a Financing Statement (and in the event of the IDOT structure, appropriate changes shall be made to the Guaranty).

3.2.                              Payment of Reserve Parcel Purchase Price.  At the Second Closing, the Reserve Parcel Purchase Price shall be payable by Buyer to Seller as follows:

3.2.1.                     Payment.  The Reserve Parcel Purchase Price Initial Payment shall be paid by a wire transfer of immediately available federal funds.  Any payment of monies to Seller under Section 3.2 of the FAR Covenant, after crediting such payment first against any monies unpaid under the Note or Deed of Trust shall be credited against the Reserve Parcel Purchase Price Initial Payment and any remaining balance shall be credited against the payments due under the Reserve Parcel Note.

3.2.2.                     Reserve Parcel Note, Reserve Parcel Financing Statement, Reserve Parcel Guaranty and Reserve Parcel Deed of Trust.  The balance of the Reserve Parcel Purchase Price shall be paid by way of a Note (“Reserve Parcel Note”) from Buyer in the amount of the Reserve Parcel Purchase Price Balance, which Reserve Parcel Note shall provide for interest at the rate of three percent (3%), interest to begin accruing from the Second Closing Date, shall have a maturity date of December 31, 2007, and shall be in the form attached hereto as Exhibit A-4.  The Reserve Parcel Note shall provide for principal and interest payments on each anniversary of the Second Closing Date that will occur prior to the maturity date of December 31, 2007, and shall provide for the final payment being due on the maturity date of December 31, 2007.  The principal payment for each of the annual installments due on each anniversary date and for the principal payment due on the aforementioned maturity date shall be determined by dividing the Reserve Parcel Purchase Price Balance by the number of annual installments to be made plus one (for the maturity date payment).  As an example, if the Second Closing Date occurs on June 2, 2003, then equal annual installments of principal shall be due on June 2, 2004, June 2, 2005, June 2, 2006, June 2, 2007 and on the maturity date of December 31, 2007, and the amount of each installment shall be determined by dividing the Reserve Parcel Purchase Price Balance by 5 (which is the total of the four annual payments plus the one final payment on the maturity date).  As an example, if the Second Closing Date occurs on June 2, 2003, then the Reserve Parcel Note shall be in the amount of $7,140,383.56, and each of the annual payments of principal will be $1,428,076.71 (plus all outstanding interest due on such dates) and the final maturity date payment of principal will be $1,428,076.72 (plus all outstanding interest due on the maturity date of December 31, 2007).  The Reserve Parcel Note shall be guaranteed by a Guaranty to Seller from COPT (the “Reserve Parcel

Guaranty”), which Reserve Parcel Guaranty shall be in the form attached hereto as Exhibit A-5 and shall be secured by a Purchase Money Deed of Trust, Assignment of Leases and Rents and Security Agreement from the Buyer (the “Reserve Parcel Deed of Trust”) and by the Reserve Parcel Financing Statement.  The Reserve Parcel Deed of Trust shall be a first lien on the Reserve Parcel, and shall be in the form attached hereto as Exhibit A-6.  If the Alternative Sale Structure is used, the Reserve Parcel Note shall also be guaranteed by an additional guaranty (the “Reserve Parcel Additional Guaranty”) from Newco2 (following Seller’s transfer of its member interests therein), which Reserve Parcel Additional Guaranty shall be in substantially the same form as the Reserve Parcel Guaranty.  The Reserve Parcel Additional Guaranty shall be secured by an Indemnity Deed of Trust (“Reserve Parcel IDOT”) from Newco2, which Reserve Parcel IDOT shall be in substantially the same form as the Reserve Parcel Deed of Trust, except for any necessary changes to re-draft the Reserve Parcel Deed of Trust from a purchase money deed of trust to an IDOT and by a Financing Statement (and in the event of the IDOT structure, appropriate changes shall be made to the Reserve Parcel Guaranty).

SECTION 4.  FEASIBILITY PERIOD, ENTRY ON THE PROPERTY AND BOARD APPROVAL.

4.1.                              Feasibility Period.  During the Environmental Feasibility Period and thereafter until the applicable Closing unless Buyer issues the Non-Feasibility Notice, and subject to Seller’s prior reasonable approval, Buyer, its agents, employees, contractors and engineers may enter upon the Property at its own risk and, while thereon, conduct such surveys, tests, studies, investigations and the like as Buyer, in Buyer’s sole and absolute discretion, may deem necessary or appropriate.  Seller acknowledges that Buyer shall have the right to perform standard testing of the Property, including standard environmental testing as is customarily done in connection with a Phase I assessment (the “Phase 1 Environmental Assessment”) for the type of Land.  Buyer acknowledges that a representative of Seller may accompany Buyer and Buyer’s agents during such testing.  Notwithstanding anything contained herein to the contrary, no intrusive testing or destructive sampling on or within the Property shall be performed without the prior written consent of the Seller in its reasonable discretion.  Unless prohibited by law, Buyer shall provide, in any contract with a consultant or other agent for work pertaining to a site assessment or environmental inspection of the Property, a confidentiality clause limiting disclosure of all results to Buyer and Seller, and a clause requiring that a similar confidentiality clause be included in each subcontract related thereto.  Buyer agrees to deliver to Seller, within five (5) days after receipt thereof copies of all surveys, test results, analyses, reports and similar material generated with respect to the Property, or any portion thereof.  In the event that the Phase I Environmental Assessment discloses any environmental conditions at the Property which are not acceptable to Buyer, Buyer shall have the right to terminate this Agreement by giving written notice (the “Non-Feasibility Notice”) of such conclusion to Seller on or before the last day of the Environmental Feasibility Period.  If Buyer timely delivers to Seller its Non-Feasibility Notice, this Agreement shall thereupon automatically terminate, in which event neither party hereto shall have any further obligation hereunder to the other party hereto, except to the extent that any obligation set forth herein expressly survives termination of this Agreement.  If, on the other hand, Buyer fails to deliver the Non-Feasibility Notice to Seller within the Environmental Feasibility Period, then: (a) Buyer shall be deemed to have concluded that the environmental condition of the Property is acceptable; and (b) the parties shall proceed with the Closings under this Agreement.   The

provisions of this Subsection 4.1 shall survive the Closings and the termination of this Agreement.

4.2.                              Repair and Insurance.  Buyer agrees to indemnify, defend and hold Seller harmless from any and all losses, liabilities, claims, costs, damages and expenses (including reasonable attorneys’ fees) arising as a result of Buyer’s (or any of its agents) entry and activities on the Property.  If the Property shall be damaged as a result of Buyer’s activities, Buyer shall repair such property to substantially the same condition in which it existed immediately before Buyer’s entry thereon.  Buyer shall keep the Property free of any liens or third party claims resulting from Buyer’s (or its agents, employees, contractors and engineers) activities thereon.  Prior to Buyer’s (or its agents, employees, contractors and engineers) entry upon the Property, Buyer shall (i) obtain and maintain commercial general liability insurance in the amount of $5,000,000 combined single limit, covering personal injury, bodily injury and property damage, which policy of insurance shall name Seller as an additional insured; and (ii) deliver to Seller a Certificate of Insurance evidencing such coverage.  Buyer shall cease or cause its subcontractors and agents to cease, promptly upon Seller’s request, any activity or work, that in Seller’s reasonable judgment, shall increase the cost to Seller or otherwise interfere with or delay completion by Seller of the performance of its obligations under this Agreement.  The provisions of this Subsection 4.2 shall survive the Closings and the termination of this Agreement.

4.3.                              Board Approval.  If COPT’s Board of Trustees does not approve the Buyer’s execution of this Agreement, Buyer shall have the right to terminate this Agreement by giving written notice of such to Seller (“Termination Notice”) on or before the last day of the Environmental Feasibility Period.  If Buyer timely delivers to Seller its Termination Notice, this Agreement shall thereupon automatically terminate, in which event neither party hereto shall have any further obligation hereunder to the other party hereto, except to the extent that any obligation set forth herein expressly survives termination of this Agreement.  If, on the other hand, Buyer fails to deliver the Termination Notice to Seller within the Environmental Feasibility Period, then the parties shall proceed with the Closings under this Agreement.

SECTION 5.  CLOSINGS, TITLE, DELIVERIES AND POSSESSION.

5.1.                              Closings and Guaranty.

5.1.1.                     Closings.  Subject to the provisions of Section 7, the consummation of the transactions contemplated by this Agreement shall take place in two closings.  The first closing (the “First Closing”) shall be for the purchase of Phase One and shall be held on the First Closing Date.  The second closing (the “Second Closing”) shall be for the purchase of the Reserve Parcel and shall be held on the Second Closing Date.  The Closings shall be held at a location designated by Buyer in Columbia, Maryland or elsewhere within the Baltimore metropolitan area.  Notwithstanding anything contained herein to the contrary, if the Second Closing Date has not occurred on or before the seventh (7th) anniversary of the Effective Date for reasons other than a failure of Buyer or Seller to close in breach of its obligation to do so, then this Agreement shall automatically terminate with respect to Buyer’s obligation to purchase and Seller’s obligation to sell the Reserve Parcel without the necessity of any action on the part of Seller or Buyer, in which event the parties hereto shall thereafter be relieved of any and all further rights, liabilities and obligations under this Agreement, except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

5.1.2.                     Guaranty.  COPT guarantees to Seller, its successors and assigns, the due and punctual performance by Buyer of its obligations under this Agreement to purchase the Reserve Parcel (or the membership interests in Newco2 if the Alternative Sale Structure is used) on the Second Closing Date.  If, in breach of its obligation to do so, Buyer fails to close on its purchase of the Reserve Parcel (or the purchase of the membership interests in Newco2 if the Alternative Sale Structure is used) on the Second Closing Date, COPT shall promptly purchase the Reserve Parcel (or membership interests in Newco2, if applicable) within three (3) business days after Buyer’s default, for the Reserve Parcel Purchase Price and otherwise in accordance with the terms of this Agreement.  The liability of COPT under this Subsection shall be primary, direct and immediate and not conditional or contingent on pursuit by Seller of any remedies it may have against Buyer, its successors and assigns.  COPT agrees that Seller may, without affecting COPT’s rights hereunder, modify, waive, amend or terminate any of the provisions of this Agreement.  COPT shall pay to Seller all costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Seller in enforcing this guaranty.  The provisions of this Subsection shall survive the First Closing.

5.2.                              Title.

5.2.1.                     Title and Title Commitment.  Within twenty (20) days after the Effective Date, Buyer may, at its sole cost and expense, cause a title insurance company acceptable to Buyer (the “Title Company”) to issue and deliver to Buyer a title commitment for the Property (the “Title Commitment”). Following Buyer’s receipt of the Title Commitment, Buyer shall determine whether the condition of title of the Property as set forth in the Title Commitment is acceptable to Buyer.

5.2.2.                     Title Notice and Survey Title Notice.  In the event that the condition of title of the Property as set forth in the Title Commitment or on a survey which Buyer may obtain is not acceptable to Buyer, Buyer shall, on or before that date which is twenty (20) days after the Effective Date, give Seller written notice (the “Title Notice”) that the condition of title of the Property as set forth in the Title Commitment is not acceptable (which Title Notice shall enumerate the unacceptable aspects of the Title Commitment (the “Title Defects”)).  Buyer agrees that Title Defects shall not include any Permitted Exceptions.

5.2.3.                     Curing Title Defects.  In the event that the condition of title of the Property as set forth in the Title Commitment is not acceptable to Buyer, and Buyer gives the Title Notice to Seller, Seller shall, within five (5) days after receipt of the Title Notice, notify Buyer in writing (the “Seller’s Title Notice”) as to which of the Title Defects, if any, Seller, at Seller’s sole cost and expense, will undertake promptly to eliminate to the reasonable satisfaction of Buyer.  In the event Seller elects not to eliminate all such Title Defects to the reasonable satisfaction of Buyer, or if Seller fails to respond to Buyer within such five (5) day period, then, in any of such events, Buyer shall, at its option, within three (3) days after the earlier of (i) receipt of Seller’s Title Notice or (ii) expiration of the five (5) day period if Seller has failed to respond, elect in writing either to (a) proceed to the applicable Closing subject to the Title Defects which Seller has not agreed to cure, in which event said objections shall be deemed to be waived for all purposes, or (b) terminate this Agreement by giving notice thereof to Seller and the parties hereto shall thereafter be relieved of any and all further rights, liabilities and obligations under this Agreement except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  If Buyer does not notify Seller of its election within such three (3) day period, Buyer shall be deemed to have waived its objections and shall proceed to the applicable Closing subject to the Title Defects which Seller has not agreed to cure.

5.2.4.                     Owner’s Affidavit.  Upon request by Buyer, at each of the Closings Seller shall execute an Owner’s affidavit for the benefit of the Title Company in the form attached hereto as Exhibit B.  Seller shall not be required to execute any other affidavits, including, but not limited to, any non-imputation affidavit if the parties use the Alternative Sale Structure.

5.2.5.                     Liens and Similar Encumbrances.  Notwithstanding the foregoing, any deeds of trust, mortgages, judgment liens, mechanics or materialmen’s liens against the Property which were placed or caused by Seller shall be deemed Title Defects, whether Buyer gives written notice of such or not, and shall be removed by Seller, at its cost and expense, at or before the applicable Closing.

5.3.                              Deliveries by Seller at the Closings.  At each Closing (unless indicated otherwise), Seller shall take those actions, and deliver to Buyer those documents, hereinafter referred to in this Subsection (all of which documents shall, unless hereinafter expressly provided otherwise, be dated as of the First Closing Date or Second Closing Date, as applicable):

5.3.1.                     Conveyance of Property.  Assuming that the Alternative Sale Structure is used, (i) prior to the applicable Closing, Seller shall convey to Newco1 or Newco2 the title to Phase One or the Reserve Parcel, as applicable, subject to the provisions of Subsection 5.2 above and subject to the Permitted Encumbrances, by a special warranty deed in the form attached hereto as Exhibit K; and (ii) at the applicable Closing, Seller shall execute an Assignment of Member Interests in the form attached hereto as Exhibit H with respect to the member interests in Newco1 or Newco2, as applicable.  If the Alternative Sale Structure is not used, Seller shall convey to Buyer the title to Phase One or the Reserve Parcel, as applicable, subject to the provisions of Subsection 5.2 above and subject to the Permitted Encumbrances, by a special warranty deed substantially in the form attached hereto as Exhibit K.

5.3.2.                     Easement Agreement.  In the event that the Alternative Sale Structure is used with respect to Phase One, then prior to the First Closing the Easement Agreement shall be executed by Seller (i) in its capacity as owner of the Reserve Parcel, and (ii) as owner of Jolly COPT I, LLC, which shall own Phase One after the conveyance of Phase One pursuant to the Newco1 Deed, and the Easement Agreement shall be recorded prior to the transfer of membership interests in Newco1 to Buyer.  In the event that the Alternative Sale Structure is not used with respect to Phase One, the form of the Easement Agreement shall be revised to be a declaration to be executed solely by Seller and shall be recorded immediately prior to the Phase One Deed.  The parties acknowledge that all easements granted in the Easement Agreement are appurtenant to the Reserve Parcel and that upon the Second Closing Date, the then owner of the Reserve Parcel (including Jolly COPT I, LLC if the Alternative Sale Structure is used) shall have the sole right to use and enjoy such easements and Seller shall have no such easement rights (except in its capacity as beneficiary of the Reserve Parcel Deed of Trust).

5.3.3.                     FIRPTA.  Seller shall execute and deliver to Buyer a FIRPTA Non-Foreign Person Certification, in form and substance reasonably satisfactory to Buyer.

5.3.4.                     Certificate.  Seller shall execute and deliver to Buyer a certificate to the effect that all representations made by Seller to Buyer are true and correct in all material respects on and as of the First Closing Date or Second Closing Date, as applicable, with the same effect as if such representations and warranties had been made on and as of such applicable Closing Date, which certificate and the certifications therein shall survive each Closing and not merge into the deed or other closing documents.

5.3.5.                     Closing Statement.  Seller shall execute and deliver a Closing Statement (“Closing Statement”) that shall, among other items, set forth the Phase One Purchase Price or Reserve Parcel Purchase Price, as applicable, all credits against such Phase One Purchase Price or Reserve Parcel Purchase Price, as applicable, the amounts of all prorations and other adjustments to such Phase One Purchase Price or Reserve Parcel Purchase Price, as applicable, and all disbursements made at each Closing on behalf of Buyer and Seller.

5.3.6.                     FAR Covenant and Hotel Use.  At the First Closing, Seller shall execute and deliver the FAR Covenant which shall be recorded prior to the Easement Agreement and the Phase One Deed (or prior to the Newco1 Deed) and immediately prior to the Second FAR Covenant.  Buyer hereby covenants that it shall not develop or use any portion of the Property for hotel use prior to December 29, 2005.

5.3.7.                     Assignment Agreement.  At the First Closing, Seller shall execute and deliver the Assignment Agreement.  Seller shall execute and deliver the Second Assignment Agreement at the later of (i) the Second Closing Date; and (ii) payment in full of the Note and the Reserve Parcel Note.  The obligations of Seller under this Subsection 5.3.7 shall survive the Closings.

5.3.8.                     FAR Covenant Termination, Assignment of FAR Covenant.  In addition to the termination date set out in the FAR Covenant, the FAR Covenant shall terminate and Seller shall execute such documents as Buyer may reasonably request to effectuate such termination, if either one of the following occurs: (i) Buyer complies with the terms of Section 3 of the FAR Covenant and the Cumulative FAR Covenant is increased to 1,250,000, or (ii) after the Second Closing, and after payment in full of the Note and the Reserve Parcel Note.  The provisions of this Subsection 5.3.8 shall survive the Closings.  Additionally, prior to exercising its rights of assignment under Section 10 of the FAR Covenant, the Declarant thereunder shall provide evidence reasonably satisfactory to Buyer that the assignee has knowledge of and will agree to the foregoing provisions of this Section 5.3.8.

5.3.9                        Second FAR Covenant.  At the First Closing, Seller shall execute and deliver the Second FAR Covenant which shall be recorded after the FAR Covenant and prior to the Easement Agreement.

5.3.10.               Other Documents.  Seller shall execute and/or deliver to Buyer such other documents and materials as are reasonably necessary to consummate the transactions contemplated hereby.  The provisions of this Subsection 5.3.10 shall survive the Closings.

5.4.                              Deliveries by Buyer at or Prior to Closings.  At each Closing (unless indicated otherwise), Buyer shall take those actions, and deliver to Seller those documents, hereinafter referred to in this Subsection (all of which documents shall, unless hereinafter expressly provided otherwise, be dated as of the First Closing Date or Second Closing Date, as applicable):

5.4.1.                     Execution of Note, Guaranty and Deed of Trust.  At the First Closing, Buyer shall execute the Note and Deed of Trust and COPT shall execute the Guaranty.  If the Alternative Sale Structure is used, Buyer shall also deliver originals of the Additional Guaranty and IDOT, executed by Newco1.

5.4.2.                     Execution of Reserve Parcel Note, Reserve Parcel Guaranty and Reserve Parcel Deed of Trust.  At the Second Closing, Buyer shall execute the Reserve Parcel Note and Reserve Parcel Deed of Trust and COPT shall execute the Reserve Parcel Guaranty.  If the Alternative Sale Structure is used, Buyer shall also deliver originals of the Reserve Parcel Additional Guaranty and Reserve Parcel IDOT, executed by Newco2.

5.4.3.                     Assignment of Member Interests.  If the Alternative Sale Structure is used with respect to the First Closing, then at the First Closing, Buyer shall execute and deliver to Seller the Assignment of Member Interests with respect to the member interests in Newco1.  If the Alternative Sale Structure is used with respect to the Second Closing, then at the Second Closing, Buyer shall execute and deliver to Seller the Assignment of Member Interests with respect to the member interests in Newco2.

5.4.4.                     Assignment.  At the First Closing, Corporate Office Properties, L.P. shall execute and deliver to Seller the Assignment Agreement.  Corporate Office Properties, L.P. shall execute and deliver to Seller the Second Assignment Agreement at the later of (i) the Second Closing Date; and (ii) payment in full of the Note and the Reserve Parcel Note.  The obligations of Corporate Office Properties, L.P. under this Subsection 5.4.4 shall survive the Closings.

5.4.5.                     Certificate.  Buyer shall execute and deliver to Seller a certificate to the effect that all representations made by Buyer to Seller are true and correct in all material respects on and as of the First Closing Date or Second Closing Date, as applicable, with the same effect as if such representations and warranties had been made on and as of such Closing Date, which certificate and the certifications therein shall survive each Closing and not merge into the deed or other closing documents.

5.4.6.                     Closing Statement.  Buyer shall execute and deliver to Seller the Closing Statement.

5.4.7.                     Title Policy.  At the First Closing, Buyer shall deliver to Seller, at Buyer’s expense, a 1992 ALTA Loan Title Insurance Policy written by a title insurance company reasonably acceptable to Seller, insuring a first deed of trust lien on Phase One, in an amount equal to the amount of the Note, listing the Seller as a named insured, deleting all standard exceptions and removing (by endorsement or written waiver) any creditor’s rights exception or exclusion from the Loan Title policy, with affirmative insurance over any claim of fraudulent conveyance.  At the Second Closing, Buyer shall deliver to Seller, at Buyer’s expense, a 1992 ALTA Loan Title Insurance Policy written by a title insurance company reasonably acceptable to Seller, insuring a first deed of trust lien on the Reserve Parcel, in an amount equal to the amount of the Reserve Parcel Note, listing the Seller as a named insured, deleting all standard exceptions and removing (by endorsement or written waiver) any creditor’s rights exception or exclusion from the Loan Title policy, with affirmative insurance over any claim of fraudulent conveyance.

5.4.8.                     Resolutions.  At the First Closing, COPT shall deliver to Seller a certificate from the secretary of COPT, certifying that the transactions contemplated hereby, including, but not limited to, any confession of judgment provisions contained in the Note, Deed of Trust (or IDOT, if the Alternative Sale Structure is used) or any other Loan Documents, were approved by COPT, acting on behalf of itself and as the general partner of Buyer.  At the Second Closing, COPT shall deliver to Seller a certificate from the secretary of COPT, certifying that the transactions contemplated hereby, including, but not limited to, any confession of judgment provisions contained in the Reserve Parcel Note, Reserve Parcel Deed of Trust (or Reserve Parcel IDOT, if the Alternative Sale Structure is used) or any other Loan Documents, were approved by COPT, acting on behalf of itself and as the general partner of Buyer.

5.4.9.                     Opinion of Counsel.  At the First Closing, Buyer shall deliver to Seller the Phase One Opinion Letter.  At the Second Closing, Buyer shall deliver to Seller the Reserve Parcel Opinion Letter.

5.4.10.               Other Documents.  Buyer shall execute and/or deliver to Seller such other documents and materials as are reasonably necessary to consummate the transactions contemplated hereby.

5.5.                              Possession.  At each Closing, Seller shall deliver to Buyer possession of Phase One or the Reserve Parcel, as applicable, free of any and all tenancies and other rights or claims of right to its use or occupancy.

SECTION 6.  CLOSING COSTS; ADJUSTMENTS.

6.1.                              Closing Costs.  Buyer shall pay the costs of examination of title and title insurance premiums, and each party shall pay its own attorneys’ fees.  Buyer and Seller shall divide equally all transfer and recordation taxes, documentary stamp taxes, recording fees and other similar taxes and fees associated with the transfer of the Property from Seller to Buyer or to Newco1 and Newco2.  Seller shall pay any agricultural land transfer tax which may be payable with respect to the Property and this transaction.

6.2.                              Prorations and Adjustments.  Seller shall be responsible for all expenses allocable to the period prior to the First Closing Date or Second Closing Date, as applicable.  Buyer shall be responsible for all expenses for the period beginning at 12:01 a.m. on the First Closing Date or Second Closing Date, as applicable.  At each Closing, all items of expense shall be prorated in accordance with this principle.  The term “expenses” shall include but not be limited to real property taxes, assessments (including but not limited to assessments under the Declaration), front foot benefit charges, metropolitan charges and utility charges (water, electricity, etc.).  At each Closing, Buyer shall reimburse Seller for all prepaid water and sewer connection fees associated with the applicable Lot, in consideration of obtaining vouchers from Seller to deliver to the County as part of the building permit process sufficient for the proposed development.  The rate of reimbursement for such prepaid water and sewer connection fees shall be Five Thousand Sixty-four Dollars ($5,064.00) per Equivalent Dwelling Units (“EDUs”), which amount is based on the current (as of the Effective Date) County fee for EDUs, and which amount shall be increased or decreased, as appropriate, if the County fee for water and sewer connections is increased or decreased.  The reimbursement shall be based upon the building contemplated by Buyer’s Building Permit.  If Buyer does not have a Building Permit at the time of each Closing, then the reimbursement shall be delayed until ten (10) business days after Buyer obtains a Building Permit for such Lot.  Notwithstanding the foregoing, Buyer shall have no obligation to reimburse Seller for EDU’s if Seller does not provide vouchers to Buyer for such EDUs; provided, however, that Buyer will be required to pay to the County any water and sewer connection fees associated with such Lot.  The obligations under this Section 6.2 shall survive the Closings.

6.3.                              Special Taxing District.  Simultaneously with the execution of this Agreement, the parties hereto have executed the disclosure regarding the National Business Park Disclosure of Special Taxing District attached hereto as Exhibit D.

SECTION 7.  CONDITIONS PRECEDENT TO CLOSINGS.

7.1.                              Conditions to Buyer’s Obligations.  Buyer’s obligation hereunder to complete each Closing shall be conditioned upon the satisfaction (or Buyer’s written waiver thereof) of each of the following conditions precedent:

7.1.1.                     Title.  The title to Phase One or the Reserve Parcel, as applicable, shall at the respective Closing be as set forth in the provisions of Subsection 5.2.

7.1.2.                     Performance of Seller’s Obligations.  Seller shall have fully performed its obligations under this Agreement.

7.1.3.                     Representations.  Each of Seller’s representations under the provisions of Subsection 8.1 shall be true and accurate as of the First Closing Date or Second Closing Date, as applicable.

7.2.                              Benefit of Satisfaction.  Buyer alone shall have the benefit of the satisfaction of the conditions precedent set forth in the provisions of Subsection 7.1, and shall be entitled to waive Buyer’s rights thereto.  In the event that any of the conditions are not satisfied (or waived) by Buyer, then Buyer shall be entitled to terminate this Agreement.

7.3.                              Conditions to Seller’s Obligations.  Seller’s obligation hereunder to complete each Closing shall be conditioned upon the satisfaction (or Seller’s written waiver thereof) of each of the following conditions precedent:

7.3.1.                     Performance of Buyer’s Obligations.  Buyer shall have fully performed its obligations under this Agreement.

7.3.2.                     Representations.  Each of Buyer’s representations under the provisions of Subsection 8.2 shall be true and accurate as of the First Closing Date or Second Closing Date, as applicable.

7.4.                              Benefit of Satisfaction.  Seller alone shall have the benefit of the satisfaction of the conditions precedent set forth in the provisions of Subsection 7.3, and shall be entitled to waive Seller’s rights thereto.  In the event that any of the conditions are not satisfied (or waived) by Seller, then Seller shall not be obligated to proceed to the applicable Closing.

SECTION 8.  REPRESENTATIONS.

8.1.                              Seller’s Representations.  To induce Buyer to enter into this Agreement, Seller represents to Buyer that the following matters are true and correct as of the Effective Date and will be true and correct on the Closing Dates:

8.1.1.                     Authority.  Seller is a Maryland limited liability company, duly organized, validly existing and in good standing under the laws of the State of Maryland.  Seller has taken all action necessary to enable it to conduct its business and consummate the transactions contemplated by this Agreement, has duly authorized the execution and performance of this Agreement and the person executing this Agreement on behalf of the sole member of Seller has been authorized to so act, and such execution and performance will not violate the terms of Seller’s organizational documents.

8.1.2.                     Breach of Other Agreements.  Seller has no knowledge of any contract, agreement, undertaking, law, order, regulation or instrument to which Seller is a party or by which Seller is bound that would be violated by the Seller’s execution of this Agreement.

8.1.3.                     Other Agreements.  Other than this Agreement, Seller has not entered into any contract of sale, option agreement, right of first refusal or other agreement for the sale of the Property.

8.1.4.                     Zoning.  To the best of Seller’s knowledge, as of the Effective Date the Property is zoned W-1.

8.1.5.                     Hazardous Materials.  To the best of Seller’s actual knowledge, and except as may be disclosed to Buyer in the Phase I Environmental Assessment or any other environmental reports obtained by Buyer pursuant to Subsection 4.1, Seller has not used, generated, stored or disposed, and from and after the Effective Date, except to the extent consistent with current real estate industry practices for such type of property and permitted under governmental regulations, will not use, generate, store or dispose on, under or about the Property any hazardous waste toxic materials or any friable asbestos or substance containing asbestos.  Notwithstanding the foregoing, Seller hereby notifies Buyer that Seller has demolished structures containing a residential detention facility on a portion of the Property.  Seller shall have no liability to Buyer with respect to such rubble and makes no representations or warranties regarding the contents of such rubble.

8.1.6.                     Underground Storage Tanks.  To the best of Seller’s knowledge, there are no underground storage tanks located on the Property.

8.1.7.                     As Is.  Buyer hereby agrees and acknowledges that, except as set forth in Subsections 8.1.1 though 8.1.6 above, neither Seller nor any agent, attorney, employee or representative of Seller has made any representation whatsoever regarding the subject matter of this transaction, or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or physical condition of the Property or the capabilities thereof, and that Buyer, in executing, delivering and/or performing this Agreement, does not rely upon any statement and/or information to whomever made or given, directly or indirectly, orally or in writing, by any individual, firm or corporation unless such statement or information is expressly incorporated herein.  Buyer agrees that the Property shall be (directly or indirectly) sold to Buyer “as is, where is” as of the date hereof.

EXCEPT AS SPECIFICALLY PROVIDED HEREIN TO THE CONTRARY, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE SUITABILITY THEREOF FOR ANY PURPOSE.  SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE PROPERTY.  BUYER, BY EXECUTION OF THIS AGREEMENT AGREES THAT IT HAS INSPECTED THE PROPERTY AND THAT BUYER SHALL ACCEPT SAME “AS IS” AND “WITH ALL FAULTS”.

8.2.                              Buyer’s Representations.  To induce Seller to enter into this Agreement, Buyer represents to Seller that the following matters are true and correct as of the Effective Date and will be true and correct on the Closing Dates:

8.2.1.                     Authority.  Buyer is a limited partnership, duly organized and validly existing under the laws of the State of Delaware, qualified to do business in the State of Maryland and in good standing under the laws of the State of Delaware and the State of Maryland.  Buyer has taken all action necessary to enable it to conduct its business and consummate the transactions contemplated by this Agreement, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate the terms of Buyer’s organizational documents.

8.2.2.                     Breach of Other Agreements.  Buyer has no knowledge of any contract, agreement, undertaking, law, order, regulation or instrument to which Buyer is a party or by which Buyer is bound that would be violated by the Buyer’s execution of this Agreement.

8.3.                              Survival of Representations.  The representations set out in Subsections 8.1 and 8.2 above shall terminate on the first anniversary of the First Closing Date and Second Closing Date, as applicable.

SECTION 9.  COOPERATION.  Buyer agrees to cooperate with Seller with respect to the subdivision of the Reserve Parcel into one or more lots, including, but not limited to, the execution of subdivision plats or any revisions thereto.  Buyer shall promptly review and respond to all materials supplied to it by or on behalf of Seller in connection with such subdivision.  Seller shall use its best efforts in proceeding with the subdivision of the Reserve Parcel.

SECTION 10.  MASS GRADING PERMIT.  Seller shall give Buyer notice of Seller’s Completion of the Ponds.  Seller shall proceed with due diligence and use commercially reasonable efforts to pursue Completion of the Ponds, subject to being prevented or delayed, retarded or hindered by act of God, weather of unusual severity, fire, earthquake, flood, explosion, action of the elements, war (declared or undeclared), invasion, insurrection, riot, mob violence, sabotage, malicious mischief, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, action of labor unions, condemnation, public requisition, laws, order of government or civil defense authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the Seller.  Within sixty (60) days after the earlier to occur of (i) Seller’s notice to Buyer of Seller’s Completion of the Ponds, or (ii) the date that Buyer commences grading or construction activities of any kind on any portion of the Property, Seller will cause the Mass Grading Permit to be transferred to Buyer (or Buyer’s designee) and all of the obligations of the Mass Grading Permit Holder to be released in writing, the documentation for which shall be satisfactory to Seller in its sole discretion, and Buyer shall cooperate with Seller with respect thereto.  Additionally, within such sixty (60) day time period, Buyer shall cause to be substituted all of the Mass Grading Permit Collateral with its own bond, letter of credit or other collateral as may be required by the County to the end and effect that the Seller and the Mass Grading Permit Holder shall have no further obligations to the County under the Mass Grading Permit.  Upon the transfer of the Mass Grading Permit to Buyer, Buyer shall complete or cause the completion of the work required under the Mass Grading Permit under the name of Buyer or Buyer’s designee, including the conversion of all of the sediment control ponds to stormwater management ponds.  Notwithstanding the foregoing, if the transfer of the permit occurs prior to the date of Seller’s Completion of the Ponds, then Seller shall continue its Completion of the Ponds under the permit held by Buyer, except that Buyer shall be responsible for any work caused by Buyer’s grading activities.  The provisions of this Section shall survive the Closings.

SECTION 11.  CONDEMNATION.  Notwithstanding anything contained in this Agreement to the contrary, if before either Closing any of the respective Property is taken by condemnation or the exercise of any power of eminent domain, or if any formal or informal notice or advice of such condemnation or an intention so to condemn is issued or becomes known to

Seller, Seller shall promptly notify Buyer thereof, and Buyer may, at Buyer’s sole discretion, terminate this Agreement by giving Seller notice thereof, in which event the parties hereto shall thereafter have no liability to each other hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  If Seller gives such notice to Buyer, and Buyer does not terminate this Agreement, as aforesaid: (a) the Phase One Purchase Price or Reserve Parcel Purchase Price, as applicable, shall remain the same, and at such Closing (i) Seller shall pay to Buyer any award made for such condemnation which is received by Seller before the applicable Closing, and (ii) Seller shall assign to Buyer all of Seller’s right, title and interest in and to any award made for such condemnation with respect to such portion of the Land after the applicable Closing; and (b) Buyer may thereafter receive all of the proceeds of such condemnation and contest, in Seller’s and/or Buyer’s names, the validity of such condemnation and/or the amount of the proceeds offered or awarded therein.

SECTION 12.  DEFAULT.

12.1.                        Buyer’s Default  In the event Buyer defaults in its obligations to purchase the Property (or to purchase the membership interests in Newco1 or Newco2, as applicable, if the Alternative Sale Structure is used), Seller shall be entitled after such default to exercise any and all rights and seek any and all remedies which Seller may hold or to which Seller may be entitled at law or in equity, including, but not limited to, the right to (i) terminate this Agreement; and (ii) pursue an action in equity for the specific performance of this Agreement.  Buyer specifically acknowledges and agrees that Seller’s right to enforce specific performance of Buyer’s obligations under this Agreement constitutes a fundamental condition and material inducement to Seller’s entering into this Agreement.  The exercise of any one of Seller’s rights or remedies under this Agreement shall not be deemed to be in lieu of, or a waiver of, any other right or remedy available to Seller.

12.2.                        Seller’s Default.  In the event Seller defaults in any of the terms, provisions, covenants or agreements to be performed by Seller hereunder, Buyer’s only remedies shall be to terminate this Agreement or to pursue an action in equity for the specific performance of this Agreement.  In no event shall Seller be liable to Buyer for any damages.

SECTION 13.  NOTICES.  Any notice to be provided hereunder to a party hereto shall be in writing and shall be sent (i) as certified mail in the United States mails, postage prepaid, return receipt requested, to the address of such party or person which is set forth hereinafter, (ii) via overnight delivery with a nationally recognized carrier, (iii) if such party’s or person’s receipt thereof is acknowledged in writing, given by hand or other actual delivery to such party or person, or (iv) by telecopier to the telecopy number set forth below (provided that a copy shall also be sent via ordinary mail, deposited with the postal service on the day the telecopy is sent).  The addresses of the parties for the receipt of notices shall be as follows:

if to Seller:	Jolly Knolls, LLC c/o Constellation Real Estate, Inc. 8815 Centre Park Drive, Suite 104 Columbia, Maryland 21045 Attn: Managing Director Telecopier No. (410) 992-5573

with a copy to:	Constellation Energy Group 250 W. Pratt Street 23rd floor Baltimore, MD 21201 Attention: Donna M. Levy, Esq. Telecopier No. (410) 783-3079

with a copy to:	Richard Rubin, Esq. Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. One South Street, 27th Floor Baltimore, MD 21202 Telecopier No. (410) 332-8562

if to Buyer:	Corporate Office Properties, L.P. 8815 Centre Park Drive Columbia, Maryland 21045 Attn: General Counsel Telecopier No. (410) 992-7534

subject to the right of any party to designate a different address by notice similarly given.  Any notice, demand, request, consent, approval, designation or other communication so sent shall be deemed to have been given, made or communicated as the case may be, on the second day after the date the same was deposited in the United States mail as certified mail with postage thereon fully prepaid, on the first business day after the date the same was delivered to a nationally recognized overnight carrier, on the same day as sent by hand delivery or in the case of telecopy, then the time of transmission.

SECTION 14.  COMMISSIONS.  Each party hereto hereby represents and warrants to the other that in connection with the sale and purchase of the Property, the party so representing and warranting has not dealt with any real estate broker, agent or finder, and there is no commission, charge or other compensation due on account thereof.  Each party hereto shall indemnify and hold harmless the other against and from any inaccuracy in such party’s representation.

SECTION 15.  GENERAL.

15.1.                        Complete Understanding.  This Agreement represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior written or oral negotiations, representations, guaranties, warranties, promises, statements or agreements between the parties hereto as to the Property, the condition thereof or any other matter whatsoever, made or furnished by any real estate broker, agent, employee or other person representing or purporting to represent either party hereto.

15.2.                        Amendment.  This Agreement may be amended by and only by an instrument executed and delivered by each party hereto.

15.3.                        Waiver.  No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

15.4.                        Applicable Law.  This Agreement shall be given effect and construed by application of the laws of Maryland, and any action or proceeding arising hereunder shall be brought in the courts of Maryland.

15.5.                        Headings.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

15.6.                        Assignment; Guaranty by Buyer.  Except as hereinafter provided in this Subsection, Buyer may not transfer and assign, in whole or in part, its rights and interests under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.  Buyer may assign this Agreement in whole or in part without the consent of Seller to (i) any entity controlled by, controlling, or under common control with Buyer or COPT (where control shall mean owning directly or indirectly fifty percent (50%) or more of the voting stock or voting interest of such entity), or (ii) any purchaser or transferee, or any entity controlled by, controlling, or under common control with any purchaser or transferee, of all or a portion of Buyer’s real property within National Business Park.  Buyer shall notify Seller of any permitted transfer or assignment at least ten (10) days prior to such transfer or assignment.  Buyer acknowledges that Seller is relying on the expertise and financial ability of Buyer.  Therefore, in the event of an assignment by Buyer, Corporate Office Properties, L.P. shall, by virtue of such assignment, automatically be deemed to guaranty to Seller, its successors and assigns, all the obligations of the assignee, as buyer, under this Agreement.  If such assignee defaults under this Agreement, Corporate Office Properties, L.P. shall promptly perform such assignee’s obligations hereunder.  The liability of the Corporate Office Properties, L.P. under this Subsection shall be primary, direct and immediate and not conditional or contingent on pursuit by Seller of any remedies it may have against the assignee buyer.  Corporate Office Properties, L.P. agrees that Seller may, without affecting Corporate Office Properties, L.P. rights hereunder, modify, waive, amend or terminate any of the provisions of this Agreement.  Corporate Office Properties, L.P. shall pay to Seller all costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Seller in enforcing this guaranty .  The provisions of this Subsection shall survive the Closings.

15.7.                        Survival. The respective representations, warranties, covenants, indemnifications, obligations and agreements made by the parties hereto in this Agreement or in any certificate or other writing delivered pursuant to this Agreement shall be deemed to be material to, and to have been relied upon by, the party to whom they are made, and shall survive the Closings or any termination of this Agreement.

15.8.                        Severability.  No determination by any court, governmental or administrative entity or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such  provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

15.9.                        Time of Essence.  Time shall be of the essence in the performance of all terms of this Agreement.

15.10.                  Attorneys’ Fees.  In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs.

15.11.                  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective heirs, personal representatives, successors and assigns.

15.12.                  Disclaimer of Partnership Status.  Nothing in the provisions of this Agreement shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture or association, and the parties hereto hereby disclaim the existence of any such relationship.

15.13.                  Interpretation.  Both parties to this Agreement have been represented by counsel and all provisions of this Agreement have been fully negotiated.  No provision of this Agreement shall be interpreted against either party merely because such provision was drafted by such party or such party’s counsel.

15.14.                  Rule Against Perpetuities.  If the rule against perpetuities or any other rule of law would invalidate this Agreement or any portion hereof or would limit the time during which this entire Agreement or any portion hereof shall be effective due to the potential failure of an interest in property created herein to vest within a particular time, then each such interest in property shall be effective only from the date hereof until the passing of twenty-one (21) years after the death of the last survivor of the members of the Senate of the United States of America representing the State of Maryland who are serving on the date hereof, but each such interest in property shall be extinguished after such time, and all other interests in property created herein and all other provisions hereof shall remain valid and effective without modification.

15.15.                  Performance Dates.  If any date for the performance of any obligation shall fall on a weekend or a legal banking holiday, then the date for the performance of such obligation shall be extended to the next weekday which is not a legal banking holiday.

15.16.                  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall comprise but one and the same instrument.

15.17.                  Recitals.  The parties agree that the Background section of this Agreement shall be an integral part of this Agreement and not merely prefatory thereto.

15.18.                  Exhibits.  Each document referred to herein as being annexed hereto as an exhibit or schedule or otherwise designated herein as an exhibit or schedule hereto is hereby made a part hereof.

Listing of Exhibits

A-1.	Form of Note
A-2.	Form of Guaranty
A-3.	Form of Deed of Trust
A-4	Form of Reserve Parcel Note
A-5	Form of Reserve Parcel Guaranty
A-6	Form of Reserve Parcel Deed of Trust
B.	Form of Owner’s Affidavit
C-1.	Form of FAR Covenant
C-2.	Form of Second FAR Covenant
D.	Special Taxing District Form
E.	Form of Easement Agreement
F.	Existing Title Information
G-1.	Form of Assignment Agreement (Declarant)
G-2.	Form of Second Assignment Agreement (Declarant)
H.	Form of Assignment of Member Interests
I-1.	Form of Opinion Letter-Phase One
I-2	Form of Opinion Letter-Reserve Parcel
J.	Intentionally Deleted
K.	Form of Deed
L.	Copy of Mass Grading Permit

Signatures begin on next page

IN WITNESS WHEREOF, each party hereto has executed this Agreement, or caused it to be executed on its behalf by its duly authorized representatives, with the intention of creating a document under seal on the date first above written.

WITNESS:	SELLER:

JOLLY KNOLLS, LLC

	By:	CPI Jolly Knolls, Inc., sole member

/s/ Steven D. Kesler	By:	/s/ Steven S. Koren	(SEAL)
Steven S. Koren, Managing Director

BUYER:

CORPORATE OFFICE PROPERTIES, L.P.

	By:	Corporate Office Properties Trust, general partner

/s/ John H. Gurley	By:	/s/ Randall M. Griffin	(SEAL)
	Name:	RANDALL M. GRIFFIN
	Title:	PRESIDENT & COO

Corporate Office Properties Trust joins in the execution of this Agreement for purposes of agreeing to the provisions of Subsections 3.1.2, 3.2.2, 4.3, 5.1.2, 5.4.1, 5.4.2 and 5.4.8 above.

Corporate Office Properties Trust

/s/ John H. Gurley	By:	/s/ Randall M. Griffin	(SEAL)
	Name:	RANDALL M. GRIFFIN
	Title:	PRESIDENT & COO